[EXECUTION COPY]



                   AMENDMENT NO. 2 TO FOAMEX CREDIT AGREEMENT

     This AMENDMENT TO FOAMEX CREDIT AGREEMENT, dated as of February 18, 2000 (this "Amendment"), amends in certain respects that certain Credit Agreement dated as of June 12, 1997, as amended and restated as of February 27, 1998 as further amended and restated as of June 29, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Foamex L.P., a Delaware limited partnership ("Foamex" or the "Borrower"), FMXI, Inc., a Delaware corporation and managing, general partner of Foamex ("FMXI"), the institutions from time to time a party thereto as Lenders, whether by execution of the Credit Agreement or an Assignment and Acceptance, the institutions from time to time a party thereto as Issuing Banks, whether by execution of the Credit Agreement or an Assignment and Acceptance, Citicorp USA, Inc., a Delaware corporation ("Citicorp"), in its capacity as the collateral agent for the Lenders and the Issuing Banks thereunder (in such capacity, the "Collateral Agent") and The Bank of Nova Scotia ("Scotiabank"), in its capacity as funding agent for the Lenders and Issuing Banks (in such capacity, the "Funding Agent"; together with the Collateral Agent, the "Administrative Agents").

                              W I T N E S S E T H:

     WHEREAS, the Borrower (which has executed this Amendment) has requested the undersigned, which constitute the Requisite Lenders, to amend the Credit Agreement as set forth herein. The Lenders party hereto have agreed to amend the Credit Agreement to accommodate the request of the Borrower contained herein, subject to the terms set forth herein.

     NOW, THEREFORE, in consideration of the above recital of the Borrower, the Requisite Lenders and the Administrative Agents agree as follows:

     SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

     SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

     SECTION 2. 1. Amendment to Section 7.01 of the Credit Agreement. Clause (c) of Section 7.01 of the Credit Agreement is hereby amended by inserting in the penultimate line thereof, immediately after the language "for the fiscal year ended December 31, 1999" the following:

          ", contain a going concern qualification,".

     SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied (unless waived by the Requisite Lenders):



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          (i)  Documents.  The  Administrative  Agents shall have received on or before the Effective Date (A) this Amendment (x) duly executed by the Borrower and the Lenders which constitute the Requisite Lenders and (y) in form and substance satisfactory to the Requisite Lenders and (B) copies of the draft PricewaterhouseCoopers audit opinion with respect to Foamex and its Subsidiaries for the period ended December 31, 1999 (the "Audit Opinion"), substantially in form and substance of Annex I attached hereto.

          (ii) Contracts; Consents. The Borrower shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow the Borrower to lawfully and without risk of rescission, execute, deliver and perform, in all material respects, its obligations under this Amendment.

          (iii) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Administrative Agent shall have received, on or prior to the Effective Date, any notice that litigation is pending or threatened which is likely to, impose or result in the imposition of a Material Adverse Effect.

          (iv) No Default. Both immediately before and after giving effect to this Amendment, no Potential Event of Default or Event of Default shall have occurred.

          (v) Representations and Warranties. All of the representations and warranties contained in Article VI of the Credit Agreement and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date.

     SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders party hereto that (i) the execution, delivery and performance of this Amendment by the Borrower are within the Borrower's partnership powers and have been duly authorized by all necessary partnership action, and (ii) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

     SECTION 5. Reference to and Effect on the Loan Documents.

     SECTION 5.1. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

     SECTION 5.2. Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

     SECTION 5.3. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or either Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.



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     SECTION  5.4.  As of the  Effective  Date  (after  giving  effect  to  this
Amendment), the Borrower is in compliance in all material respects with all applicable terms, conditions and covenants of the Credit Agreement and other Loan Documents.

     SECTION 5.5. Upon delivery to Foamex by PricewaterhouseCoopers of the originally executed Audit Opinion, if such Audit Opinion shall not be substantially in the form and substance of Annex I hereto, such occurrence shall constitute an Event of Default under the Credit Agreement, unless waived by the Administrative Agents in their sole discretion.

     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO NEW YORK CONFLICTS OF LAWS PRINCIPLES.

     SECTION 8. Guarantor Consent. By its signature below, Foamex International hereby (i) consents to this Amendment in its capacity as a guarantor under the Foamex International Guaranty and (ii) affirms its obligations under such guaranty.

     SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

     SECTION 10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



                [REMAFNDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS  WHEREOF,  this  Amendment has been duly executed as of the date first above written.


                                       BORROWER

                                       FOAMEX L.P.
                                       By:  FMXI, Inc., Its Managing General
                                            Partner


                                       By  /s/ George L. Karpinski
                                           -----------------------
                                       Name:   George L. Karpinski
                                       Title:  Vice President


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                                       FMXI, INC.


                                       By  /s/ George L. Karpinski
                                           -----------------------
                                       Name:   George L. Karpinski
                                       Title:  Vice President


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                                       FOAMEX INTERNATIONAL INC., as a guarantor


                                       By  /s/ George L. Karpinski
                                           -----------------------
                                       Name:   George L. Karpinski
                                       Title:  Senior Vice President


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                                       CITICORP   USA,   INC.,   as
                                       Administrative   Agent, Collateral
                                       Agent,  individually  as a Lender,
                                       and as Intercreditor Collateral Agent


                                       By  /s/ James R. Williams
                                           ---------------------
                                       Name:   James R. Williams
                                       Title:  Vice President


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                                       CITIBANK, N.A., as Issuing Bank


                                       By  /s/ James R. Williams
                                           ---------------------
                                       Name:   James R. Williams
                                       Title:  Vice President


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                                       THE   BANK  OF   NOVA  SCOTIA, as
                                       Administrative  Agent,    Funding
                                       Agent, Issuing Bank, individually
                                       as a Lender, and as Intercreditor
                                       Agent


                                       By  /s/ Brian S. Allen
                                           ------------------
                                       Name:   Brian S. Allen
                                       Title:  Managing Director


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                                       AG CAPITAL FUNDING PARTNERS, L.P.


                                       By /s/ Michael Gordon
                                           -----------------
                                       Name: Michael Gordon
                                       Title: Authorized Signatory


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                                       BALANCED HIGH-YIELD FUND I LTD.
                                       By: BHF   (USA)   Capital    Corporation
                                           acting as Attorney-In-Fact


                                       By
                                           -----------------
                                       Name:
                                       Title:


                                       By  /s/  Perry Forman
                                           -----------------
                                       Name:    Perry Forman
                                       Title:   Vice President


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                                       BHF (USA) CAPITAL CORPORATION


                                       By
                                           -----------------
                                       Name:
                                       Title:


                                       By  /s/  Perry Forman
                                           -----------------
                                       Name:    Perry Forman
                                       Title:   Vice President



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                                       CERBERUS PARTNERS, L.P.


                                       By  /s/ Mark A. Neporent
                                           --------------------
                                       Name:   Mark A. Newporent
                                       Title:  Managing Director


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                                       COMMERCIAL LOAN FUNDING TRUST I
                                       By:  Lehman   Commercial   Paper  Inc.,
                                            not in its individual capacity, but
                                            solely as Administrative Agent


                                       By  /s/ Michele Swanson
                                           -------------------
                                       Name:   Michele Swanson
                                       Title:  Authorized Signatory


                                       By
                                           -------------------
                                       Name:
                                       Title:


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                                       CREDIT INDUSTRIEL ET COMMERCIAL


                                       By  /s/  Brian O'Leary
                                           ------------------
                                       Name:    Brian O'Leary
                                       Title:   Vice President


                                       By  /s/  Sean Mounier
                                           -----------------
                                       Name:    Sean Mounier
                                       Title:   First Vice President


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                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By  /s/  Linda D. Tulloch
                                           ---------------------
                                       Name:    Linda D. Tulloch
                                       Title:   Vice President


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                                       CYPRESSTREE INVESTMENT MANAGEMENT
                                       COMPANY, INC.
                                       As: Attorney-in-Fact and on behalf of
                                           First Allmerica Financial Life
                                           Insurance Company as Portfolio
                                           Manager


                                       By  /s/  Philip C. Robbins
                                           ----------------------
                                       Name:    Philip C. Robbins
                                       Title:   Principal


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                                       DELANO COMPANY
                                       By: Pacific  Investment  Management
                                           Company, as its Investment Advisor


                                       By  /s/  Raymond Kennedy
                                           --------------------
                                       Name:    Raymond Kennedy
                                       Title:   Senior Vice President


                                       By: PIMCO Management Inc., a general
                                           partner


                                       By  /s/  Raymond Kennedy
                                           --------------------
                                       Name:    Raymond Kennedy
                                       Title:   Senior Vice President


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                                       GENERAL ELECTRIC CAPITAL CORPORATION


                                       By  /s/  Robert M. Kadlick
                                           ----------------------
                                       Name:    Robert M. Kadlick
                                       Title:   Duly Authorized Signatory


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                                       IMPERIAL BANK


                                       By:  /s/ Ray Vadalma
                                            ---------------
                                       Name:    Ray Vadalma
                                       Title:  Senior Managing Director


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                                       ING HIGH INCOME PRINCIPAL
                                       PRESERVATIONS FUND HOLDINGS, INC.

                                       By:    ING Captial Advisors LLC, as
                                              Investment Advisor

                                       By:  /s/ Michael J. Campbell
                                            -----------------------
                                       Name:    Michael J. Campbell
                                       Title:   Senior Vice President and
                                                Portfolio Manager


                                       ARCHIMEDES FUNDING, L.L.C.

                                       By:    ING Captial Advisors LLC, as
                                              Collateral Manager

                                       By:  /s/ Michael J. Campbell
                                            -----------------------
                                       Name:    Michael J. Campbell
                                       Title:   Senior Vice President and
                                                Portfolio Manager



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                                       KZH CRESCENT LLC


                                       By  /s/  Peter Chin
                                           ---------------
                                       Name:    Peter Chin
                                       Title:   Authorized Agent

                                       KZH CRESCENT-2 LLC


                                       By  /s/  Peter Chin
                                           ---------------
                                       Name:    Peter Chin
                                       Title:   Authorized Agent

                                       KZH CYPRESSTREE-1 LLC


                                       By  /s/  Peter Chin
                                           ---------------
                                       Name:    Peter Chin
                                       Title:   Authorized Agent

                                       KZH LANGDALE LLC


                                       By  /s/  Peter Chin
                                           ---------------
                                       Name:    Peter Chin
                                       Title:   Authorized Agent

                                       KZH ING-1 LLC


                                       By  /s/  Peter Chin
                                           ---------------
                                       Name:    Peter Chin
                                       Title:   Authorized Agent

                                       KZH ING-2 LLC


                                       By  /s/  Peter Chin
                                           ---------------
                                       Name:    Peter Chin
                                       Title:   Authorized Agent

                                       KZH SOLEIL LLC


                                       By  /s/  Peter Chin
                                           ---------------
                                       Name:    Peter Chin
                                       Title:   Authorized Agent

                                       MASSACHUSETTS MUTUAL LIFE INSURANCE
                                       COMPANY


                                       By  /s/  Steven J. Katz
                                           -------------------
                                       Name:    Steven J. Katz
                                       Title:   Second Vice President


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                                       MASSMUTUAL HIGH YIELD PARTNERS II, LLC

                                       By: HYP MANAGEMENT INC. AS MANAGING
                                           MEMBER

                                       By  /s/  Walter T. Dwyer
                                           --------------------
                                       Name:    Walter T. Dwyer
                                       Title:   Vice President

                                       MERRILL LYNCH PIERCE FENNER & SMITH


                                       By  /s/  Keith Horn
                                           ---------------
                                       Name:    Keith Horn
                                       Title:   Managing Director

                                       THE MITSUBISHI TRUST AND BANKING
                                       CORPORATION


                                       By  /s/  Toshihiro Hayashi
                                           ----------------------
                                       Name:    Toshihiro Hayashi
                                       Title:   Senior Vice President


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                                       NATEXIS  BANQUE,  BFCE (formerly  Banque
                                       Francaise du Commerce Exterieur)


                                       By  /s/  Frank H. Madden, Jr.
                                           -------------------------
                                       Name:    Frank H. Madden, Jr.
                                       Title:   Vice President and Group Manager

                                       By  /s/  Jordan Sadler
                                           ------------------
                                       Name:    Jordon Sadler
                                       Title:   Associate


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                                       THE NORTHWESTERN MUTUAL LIFE
                                       INSURANCE COMPANY


                                       By /s/ Jerome R. Baier
                                           -------------------
                                       Name:    Jerome R. Baier
                                       Title:   Its Authorized Representative


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                                       NORTHWOODS CAPITAL LIMITED
                                       By:  Angelo, Gordon & Co.,
                                            as Collateral Manager

                                       By /s/ Michael Gordon
                                           ---------------
                                       Name: Michael Gordon
                                       Title: Authorized Signatory


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                                       PILGRIM PRIME RATE TRUST
                                       By: Pilgrim  Investments,   Inc.,  as
                                           its  Investment Manager


                                       By  /s/  Jason T. Groom
                                           -------------------
                                       Name:    Jason T. Groom
                                       Title:   Assistant Vice President


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                                       ROYALTON COMPANY
                                       By: Pacific  Investment  Management
                                           Company,  as  its Investment Advisor


                                       By  /s/  Raymond Kennedy
                                           --------------------
                                       Name:    Raymond Kennedy
                                       Title:   Senior Vice President


                                       By:  PIMCO Management Inc., a general
                                            partner


                                       By  /s/  Raymond Kennedy
                                           --------------------
                                       Name:    Raymond Kennedy
                                       Title:   Senior Vice President

                                       VAN KAMPEN
                                       PRIME RATE INCOME TRUST
                                       By:  Van Kampen Investment Advisory Corp.

                                       By  /s/  Darvin D. Pierce
                                           ---------------------
                                       Name:    Darvin D. Pierce
                                       Title:   Vice President

                                       VAN KAMPEN CLO I, LIMITED
                                       By: Van Kampen AmericanManagement Inc.,
                                           as Collateral Manager


                                       By  /s/  Darvin D. Pierce
                                           ---------------------
                                       Name:    Darvin D. Pierce
                                       Title:   Vice President